UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2012

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland (Address of Principal Executive Offices)	1202 (Zip Code)
Registrant’s telephone number, including area code: +41 22 741 8000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2012, Foster Wheeler LLC, a Delaware limited liability company (“Foster Wheeler”) and an indirect subsidiary of Foster Wheeler AG, a company existing under the laws of Switzerland (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) among Foster Wheeler, Foster Wheeler Inc., a Delaware corporation, Foster Wheeler USA Corporation, a Delaware corporation, Foster Wheeler North America Corp., a Delaware corporation, Foster Wheeler Energy Corporation, a Delaware corporation, and Foster Wheeler International Corporation, a Delaware corporation (collectively, with Foster Wheeler, the “Borrowers”), the Company, Foster Wheeler Ltd., a company existing under the laws of Bermuda (“FWL”), Foster Wheeler Holdings Ltd., a company existing under the laws of Bermuda (“Holdco”), certain other subsidiaries of the Company, the lenders party thereto and BNP Paribas, as administrative agent.

The Credit Agreement provides for a $750.0 million unsecured revolving line of credit (the “Credit Facility”) available to any or all of the Borrowers for (i) the issuance of letters of credit for the account of Foster Wheeler or for the account of any of its direct or indirect subsidiaries and (ii) revolving credit loans in an amount not to exceed $250.0 million. Such Credit Facility is intended to replace Foster Wheeler's existing senior revolving credit facility with BNP Paribas, as administrative agent, as further described in Item 1.02 below. The Credit Facility is scheduled to terminate on August 3, 2017 (the “Commitment Termination Date”). During the term of the Credit Agreement, Foster Wheeler may request, subject to certain requirements, up to two one-year extensions of the Commitment Termination Date. The Credit Agreement also contains an increase option permitting Foster Wheeler, subject to certain requirements, to arrange with existing lenders and/or new lenders to provide up to an aggregate of $300.0 million in additional commitments under the Credit Facility. Proceeds of loans made under the Credit Agreement may be used for any lawful purpose of the Borrowers and their subsidiaries. Foster Wheeler may prepay the loans under the Credit Agreement in whole or in part at any time without premium or penalty.

The loans (other than incremental loans) bear interest, at Foster Wheeler’s option, at an alternate base rate or adjusted LIBO rate, in each case as determined in accordance with the Credit Agreement, plus a spread of 0.250% to 1.250% or 1.250% to 2.250%, respectively, with such spreads determined based on Foster Wheeler’s or the Company’s, as applicable, corporate family rating, corporate credit rating (or any substantially similar successor rating, however styled) or its senior unsecured debt rating, as applicable. Principal, together with all accrued and unpaid interest, is due and payable on the Commitment Termination Date.

In addition to other customary fees, Foster Wheeler is also obligated to pay (i) a quarterly commitment fee, payable in arrears, based on the available commitments at a rate per annum of 0.175% to 0.500% and (ii) a quarterly letter of credit fee, payable in arrears, for performance and non-performance letters of credit at a rate per annum of 0.625% to 1.125% and 1.250% to 2.250%, respectively, excluding fronting fees, based on the amounts outstanding relating to such performance and non-performance letters of credit, in each case, with such rate determined based on Foster Wheeler’s rating as described above.

The Credit Agreement contains customary affirmative and negative covenants. Affirmative covenants include, among other things, delivery of financial statements, compliance certificates and notices; maintenance of properties; preservation of existence; compliance with applicable laws and regulations; and certain obligations respecting subsidiaries. Negative covenants include, among other things, limitations on liens; limitations on indebtedness; limitations on mergers, consolidations and sales of assets; changes in the nature of the business; and limitations on affiliate transactions. The Credit Agreement also requires the Company to maintain a total leverage ratio of no more than 3.00 to 1.00 (subject to an increase under certain circumstances as permitted by the Credit Agreement), and an interest coverage ratio of less than or equal to 3.00 to 1.00 as at the last day of any fiscal quarter.

The Credit Agreement also contains customary events of default including, among other things, payment defaults, breaches of covenants or representations and warranties, cross-defaults with certain other indebtedness, bankruptcy and insolvency events and change in control, subject to grace periods in certain instances. Upon an event of default, the lenders may declare all or a portion of the outstanding obligations payable by any of the Borrowers to be immediately due and payable and exercise other rights and remedies provided for under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed by the Company in the future in accordance with the Securities Exchange Act of 1934, as amended.

The information set forth under Item 1.02 below is incorporated herein by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On August 3, 2012, Foster Wheeler terminated the Amended and Restated Credit Agreement dated as of July 30, 2010 (the “Existing Credit Agreement”), among the Borrowers, the Company, FWL, Holdco, certain other subsidiaries of the Company, the lenders party thereto and BNP Paribas, as administrative agent. The Existing Credit Agreement was previously filed as Exhibit 10.9 to the Company's Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2010.

The Existing Credit Agreement provided for a $450.0 million unsecured revolving line of credit available to any or all of the Borrowers for (i) the issuance of letters of credit for the account of Foster Wheeler or for the account of any of its direct or indirect subsidiaries and (ii) revolving credit loans in an amount not to exceed $100.0 million.

Upon effectiveness of the Credit Agreement in accordance with its terms, the Existing Credit Agreement, all agreements related thereto and all obligations and commitments thereunder were terminated. The Credit Agreement, with BNP Paribas as administrative agent, is intended to replace the Existing Credit Agreement, as further described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: August 3, 2012	By:	/s/ Michelle K. Davies
Michelle K. Davies
Corporate Secretary